EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, of our report dated December 6, 2010, of Passionate Pet, Inc. relating to the consolidated financial statements as of September 30, 2010 and 2009 and for the period from inception to September 30, 2010, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas

December 8, 2010